UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Reddy Ice Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VOTE YOUR PROXY CARD TODAY

September 28, 2007

Dear Fellow Reddy Ice Stockholder:

We recently mailed proxy materials to you for the Special Meeting of Stockholders to be held on October 12, 2007, and according to our records, your vote has not been received.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposals as set forth in the proxy statement that was previously sent.

If your shares are held by your brokerage firm or bank, you must provide them with instructions on how to vote on your behalf or they will be unable to vote your shares on certain issues, including the adoption of the merger agreement.  Given that time is short, we encourage you to follow the instructions on the enclosed form to vote by telephone or Internet.

If you have any questions or would like assistance in voting your shares of Reddy Ice Holdings, Inc. common stock, please call our proxy solicitor, Morrow & Co., Inc., toll-free at 1-800-662-5200.

Sincerely,

WILLIAM P. BRICK
Chairman of the Board of Directors

Additional Information

In connection with the proposed Agreement and Plan of Merger, dated as of July 2, 2007, among Reddy Ice, Frozen, LLC, a Delaware limited liability company, Hockey Parent Inc., a Delaware corporation, (together with Frozen, LLC, the "Buyers"), and Hockey Mergersub, Inc. ("Merger Sub"), as amended, and the transactions contemplated thereby, including the merger of Hockey Mergersub, Inc. with and into Reddy Ice, with Reddy Ice surviving the merger and Reddy Ice Holding’s special meeting of stockholders, Reddy Ice filed a definitive proxy statement with the SEC, on September 12, 2007 and will be filing other documents with the SEC.  Reddy Ice has furnished a definitive proxy statement to its stockholders, together with a proxy card. Reddy Ice stockholders are strongly advised to carefully read Reddy Ice’s definitive proxy statement. Stockholders may obtain the definitive proxy statement on file with the SEC and any other documents filed by Reddy Ice with the SEC for free at the internet website maintained by the SEC at www.sec.gov. Stockholders may obtain free copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement at Reddy Ice’s website at www.reddyice.com or by writing to Reddy Ice Holdings Inc., 8750 North Central Expressway, Suite 1800, Dallas, TX 75231. In addition, copies of Reddy Ice’s proxy materials may be requested by contacting our proxy solicitor, Morrow & Co. at (800) 662-5200 toll-free or by writing to Morrow & Co., 470 West Avenue, Stamford, CT 06902. Reddy Ice and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Additional information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Reddy Ice’s stockholders is available in Reddy Ice’s definitive proxy statement filed with the SEC on August 24, 2007.

8750 N. Central Expy.  Suite 1800  Dallas, TX 75231  -   Phone: 214-526-6740